UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES

Pursuant to Section 12(b) or (g)

of the Securities Exchange Act of 1934

CONVERGYS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	31-1598292
(State or Incorporation or Organization)	(IRS Employer Identification Number)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Each Class)

Item 1.	Description of Securities to be Registered.

Reference is hereby made to the Registration Statement on Form 8-A filed by Convergys Corporation (the “Company”) with the Securities and Exchange Commission on December 23, 1998 relating to the Rights Agreement (the “Rights Agreement”), dated as of November 30, 1998, between the Company and Computershare Trust Company, N.A. (as successor for the Fifth Third Bank, N.A.), as Rights Agent. Such Registration Statement on Form 8-A is hereby incorporated by reference herein.

The Company entered into an amendment (the “Amendment No. 1”) dated December 1, 2008, between the Company and Computershare Trust Company, N.A. (the “Rights Agent”), to the Rights Agreement. The Amendment extended the Final Expiration Date (as defined in the Rights Agreement) to June 30, 2009.

The Company entered into an amendment (the “Amendment No. 2”) dated February 9, 2009, between the Company and Computershare Trust Company, N.A. (the “Rights Agent”), to the Rights Agreement. Amendment No. 2 amends the “Beneficial Ownership” threshold for becoming an Acquiring Person within the Rights Agreement from 15% to 20% of the outstanding Common Shares.

The foregoing description of Amendment No. 2 is qualified in its entirety by reference to the (i) Amendment No. 2 filed as Exhibit 4.3 to this Form 8-A/A, (ii) Amendment No. 1 filed as Exhibit 4.2 to Form 8-A/A filed by the Company with the Securities and Exchange Commission on December 1, 2008, and (iii) the Rights Agreement, which is filed as Exhibit 4.1 to the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on December 23, 1998; each of which is incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Document Designation

4.1	Rights Agreement, dated as of November 30, 1998, between Convergys Corporation and Computershare Trust Company, N.A. (as successor for the Fifth Third Bank, N.A.), as Rights Agent, which includes as Exhibit A thereto the Form of Certificate of Amendment of the Amended Articles of Incorporation of Convergys Corporation providing for a series of Voting Preferred Shares and designating such shares as Series A Preferred Shares, as Exhibit B thereto the Form of Rights Certificate, and as Exhibit C thereto the Summary of Rights to Purchase Preferred Shares (filed as Exhibit 4.1 to Convergys Corporation’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 23, 1998)

4.2	Amendment No. 1, dated December 1, 2008, to the Rights Agreement dated as of November 30, 1998 between Convergys Corporation and Computershare Trust Company, N.A. (as successor for the Fifth Third Bank, N.A.), as Rights Agent (filed as Exhibit 4.2 to Convergys Corporation’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on December 1, 2008)

4.3	Amendment No. 2, dated February 9, 2009, to the Rights Agreement dated as of November 30, 1998 between Convergys Corporation and Computershare Trust Company, N.A. (as successor for the Fifth Third Bank, N.A.), as Rights Agent*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONVERGYS CORPORATION

Date: February 9, 2009	By:	/s/ Karen R. Bowman
	Name:	Karen R. Bowman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Rights Agreement, dated as of November 30, 1998, between Convergys Corporation and Computershare Trust Company, N.A. (as successor for the Fifth Third Bank, N.A.), as Rights Agent, which includes as Exhibit A thereto the Form of Certificate of Amendment of the Amended Articles of Incorporation of Convergys Corporation providing for a series of Voting Preferred Shares and designating such shares as Series A Preferred Shares, as Exhibit B thereto the Form of Rights Certificate, and as Exhibit C thereto the Summary of Rights to Purchase Preferred Shares (filed as Exhibit 4.1 to Convergys Corporation’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 23, 1998)

4.2	Amendment No. 1, dated December 1, 2008, to the Rights Agreement dated as of November 30, 1998, between Convergys Corporation and Computershare Trust Company, N.A. (as successor for the Fifth Third Bank, N.A.), as Rights Agent (filed as Exhibit 4.2 to Convergys Corporation’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on December 1, 2008)

4.3	Amendment No. 2, dated February 9, 2009, to the Rights Agreement dated as of November 30, 1998 between Convergys Corporation and Computershare Trust Company, N.A. (as successor for the Fifth Third Bank, N.A.), as Rights Agent*

*	Filed herewith.